EXHIBIT 3.1

BYLAWS
OF
LUBY'S, INC.

ARTICLE I
OFFICES

Section 1.  Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2.  Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or as may be necessary or convenient to the business of the Corporation.

ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 1.  Time and Place of Meeting. All meetings of the stockholders shall be held at such time and at such place within or without the State of Delaware as shall be designated by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.  Annual Meetings. An annual meeting of the stockholders shall be held each year on such date and at such time as shall be designated from time to time by the Board of Directors, and stated in the notice of the meeting, at which meeting the stockholders shall elect, in accordance with the Certificate of Incorporation, a board of directors and transact such other business as may properly be brought before the meeting.

Section 3.  Special Meetings. Special meetings of the stockholders, for any proper purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation of the Corporation, may be called at any time by (a) the Board of Directors, (b) the President or (c) the holders of at least fifty percent of all shares entitled to vote at the proposed special meeting. A request for a special meeting of the stockholders shall state the purpose or purposes of the proposed meeting. Business transacted at special meetings shall be confined to the purpose or purposes stated in the notice of the meeting.

Section 4.  Notice. Written or printed notice stating the place, date and hour of any meeting of stockholders, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally, by mail, or, with the consent of the stockholder entitled to receive notice, by facsimile or other means of electronic transmission, by or at the direction of the President, the Secretary, or the person calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his or her address as it appears on the stock ledger of the Corporation.  Notice given by electronic transmission pursuant to this Section 4 shall be deemed given: (1) if by facsimile telecommunication, when directed to a facsimile telecommunication number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the stockholder.  An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given by personal delivery, by mail, or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 5.  Record Date. The Board of Directors may fix a record date for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, which record date shall not (1) precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, or (2) be less than 10 nor more than 60 days prior to such meeting. In the absence of any action by the Board of Directors, the day next preceding the date upon which the notice of the meeting is mailed shall be the record date.

Section 6.  List of Stockholders. The officer or agent of the Corporation having charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before each meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section 6 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list.  Such list, for a period of 10 days prior to such meeting, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours at the Corporation’s principal place of business.  Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list or stock ledger, or to vote at any meetings of stockholders.

Section 7.  Quorum and Adjournment. The holders of a majority of the capital stock issued and outstanding and entitled to be cast thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time until a quorum shall be present or represented without notice of the adjourned meeting other than announcement of the time and place thereof at the meeting at which the adjournment is taken. When any adjourned meeting is reconvened and a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.  If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 8.  Voting. Each director of the Corporation to be elected by stockholders shall be elected by the vote of a majority of the votes cast with respect to such director by the shares present in person or represented by proxy and entitled to vote on the election of directors at any meeting of stockholders duly called for that purpose at which a quorum is present. In all other matters, when a quorum is present at any meeting, the vote of the holders of the shares present or represented by proxy at such meeting, entitled to vote on the subject matter, and representing a majority of the votes cast with respect to such matter shall decide any question brought before such meeting, unless the vote of a different number is expressly required by statute, the Certificate of Incorporation or these Bylaws. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot.

Section 9.  Manner of Voting; Proxies.   (a)  At each meeting of stockholders, each stockholder having the right to vote shall be entitled to vote in person or by proxy.  Each stockholder shall be entitled to vote each share of stock having voting power and registered in such stockholder’s name on the books of the Corporation on the record date fixed for determination of stockholders entitled to vote at such meeting.

(b)           Each person entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.  A proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power.  Proxies need not be filed with the Secretary of the Corporation until the meeting is called to order, but shall be filed before being voted.  Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute valid means by which a stockholder may grant such authority:

 (1)           A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy.  Execution may be accomplished by the stockholder or the stockholder’s authorized officer, director, employee, or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature; and

 (2)           A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person or persons who will be the holder of the proxy or to an agent of the proxyholder(s) duly authorized by such proxyholder(s) to receive such transmission; provided, however, that any such telegram, cablegram, or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram, or other electronic transmission was authorized by the stockholder.  If it is determined that any such telegram, cablegram, or other electronic transmission is valid, the inspectors or, if there are no inspectors, such other persons making that determination, shall specify the information upon which they relied.

Any copy, facsimile telecommunication, or other reliable reproduction of a writing or electronic transmission authorizing a person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or electronic transmission for any and all purposes for which the original writing or electronic transmission could be used; provided, however, that such copy, facsimile telecommunication, or other reproduction shall be a complete reproduction of the entire original writing or electronic transmission.

Section 10.  Notice of Stockholder Business and Nominations.  (a)Annual Meetings of Stockholders.  (1)  Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of the notice provided for in this Section 10, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this Section 10.

 (2)           For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (a)(1) of this Section 10, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, and such proposed business (other than the nomination of persons for election to the Board of Directors) must otherwise be a proper matter for stockholder action.  To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day and not earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation.  In no event shall the public announcement of an adjournment of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.  Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such person’s written consent to serve as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting, and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, and any derivative positions owned beneficially by such stockholder or beneficial owner, (iii) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder or beneficial owner with respect to any securities of the Corporation, or whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit from share price changes for, or to increase or decrease the voting power of, such stockholder or beneficial owner with respect to any securities of the Corporation, (iv) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (v) a representation whether the stockholder or the beneficial owner, if any, on whose behalf the nomination or proposal is made intends or is part of a group that intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee(s) and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination.

The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law and the eligibility of such proposed nominee to serve as a director of the Corporation.

 (3)           Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 10 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at a annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 10 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(b)           Special Meetings of Stockholders.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only (1) by or at the direction of the Board of Directors or (2) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 10, who shall be entitled to vote at the meeting, and who complies with the notice procedures set forth in this Section 10.  In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice in the same form as required by paragraph (a)(2) of this Section 10 shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall the public announcement of an adjournment of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c)           General.  (1)  Only such persons who are nominated in accordance with the procedures set forth in this Section 10 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws.  Except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws, the presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 10 and, if any proposed nomination or business is not in compliance with this Section 10, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.

 (2)           For purposes of this Section 10, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act.

 (3)           Nothing in this Section 10 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

Section 11.  Presiding Officer and Secretary.  (a)    The Chairman of the Board shall preside at meetings of the stockholders.  In the absence of the Chairman of the Board, the Vice Chairman of the Board and, in his or her absence, the President shall preside at meetings of the stockholders.  In the absence of each of the Chairman of the Board, the Vice Chairman of the Board, and the President, any director or officer designated by the Board of Directors shall preside at meetings of the stockholders.

(b)           The Secretary of the Corporation shall act as secretary of all meetings of the stockholders, but, in the absence of the Secretary, the Assistant Secretary designated in accordance with Section 7 of Article V of these Bylaws shall act as secretary of meetings of the stockholders.  In the absence of the Secretary and any designated Assistant Secretary, the presiding officer of the meeting may appoint any person to act as secretary of the meeting.

Section 12.  Conduct of Meetings.  At each meeting of stockholders, the presiding officer of the meeting shall fix and announce the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting and shall determine the order of business and all other matters of procedure.  The Board of Directors may adopt by resolution such rules, regulations, and procedures for the conduct of the meeting of stockholders as it shall deem appropriate.   Except to the extent inconsistent with any such rules and regulations adopted by the Board of Directors, the presiding officer of the meeting shall have the right and authority to convene and to adjourn the meeting and to establish rules, regulations, and procedures, which need not be in writing, for the conduct of the meeting and to maintain order and safety.  Without limiting the foregoing, the presiding officer of the meeting may:

(a)           restrict attendance at any time to bona fide stockholders of record and their proxies and other persons in attendance at the invitation of the presiding officer or Board of Directors;

(b)           place restrictions on entry to the meeting after the time fixed for the commencement thereof;

(c)           restrict dissemination of solicitation materials and use of audio or visual recording devices at the meeting;

(d)           adjourn the meeting without a vote of the stockholders, whether or not there is a quorum present; and

(e)           make rules governing speeches and debate, including time limits and access to microphones.

The presiding officer of the meeting shall act in his or her absolute discretion and his or her rulings shall not be subject to appeal.

Section 13.   Inspectors of Election.  The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof.  The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting.   Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability.  The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots.  Such certification and report shall specify such other information as may be required by law.  In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law.   No person who is a candidate for an office at an election may serve as an inspector at such election.

ARTICLE III
DIRECTORS

Section 1.  Number, Election and Terms of Directors. The business and affairs of the Corporation shall be managed by a Board of Directors which shall consist of not less than nine nor more than fifteen persons, who need not be residents of the State of Delaware or stockholders of the Corporation. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors. The directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the first following Annual Meeting of Stockholders, the term of office of the second class to expire at the second following Annual Meeting of Stockholders and the term of office of the third class to expire at the third following Annual Meeting of Stockholders. At each Annual Meeting of Stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding Annual Meeting of Stockholders after their election. A directorship to be filled by reason of an increase in the number of directors may be filled (i) by election at an Annual or Special Meeting of Stockholders called for that purpose or (ii) by the Board of Directors for a term of office continuing only until the next election of one or more directors by the stockholders; provided that the Board of Directors may not fill more than two such directorships during the period between any two successive Annual Meetings of Stockholders.

Section 2.  Vacancies in the Board of Directors, Removal and Resignations of Directors.  Any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the directors then in office, and directors so chosen shall hold office for a term expiring at the Annual Meeting of Stockholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least eighty percent of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.  Any director may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or the Secretary; provided, however, that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the director.  Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein.  Acceptance of such resignation shall not be necessary to make it effective.

Section 3.  General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all powers of the corporation and do all such lawful acts and things as are not by statute, or by the Certificate of Incorporation or by these Bylaws, directed or required to be exercised or done by the stockholders.

Section 4.  Place of Meetings. The Directors of the Corporation may hold their meetings, both regular and special, either within or without the State of Delaware.

Section 5.  Annual Meetings. The first meeting of each newly elected Board of Directors shall be held without notice immediately following the annual meeting of stockholders, and at the same place, unless by unanimous consent of the directors then elected and serving such time or place shall be changed.

Section 6.  Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

Section 7.  Special Meetings. Special meetings of the Board of Directors may be called by the President.  Notice of special meetings shall, if mailed, be given at least [five] days prior to the date of the special meeting or, if given by electronic transmission, at least twenty-four hours before the time of the special meeting.  Special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of a majority of the directors then in office.

Section 8.  Quorum and Powers of a Majority. Unless otherwise provided by statute, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors, the presence of a majority of the number of directors constituting the entire Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the affirmative vote of a majority of the number of Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of directors, the directors present may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

Section 9.  Executive Committee. The Board of Directors, by resolution adopted by a majority of the number of directors constituting the entire Board of Directors, may designate two or more directors to constitute an Executive Committee, one of whom shall be designated as Chairman. The Executive Committee shall meet at such times as the Committee may determine to be appropriate. A majority of the Committee shall constitute a quorum and the act of a majority of a quorum shall constitute the act of the Committee. Meetings of the Executive Committee may be called at any time by the Chairman upon three days' notice. During the intervals between the meetings of the Board, the Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that the Executive Committee shall have no power or authority with reference to (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporation Law of the State of Delaware to be submitted to stockholders for approval or (ii) adopting, amending or repealing any Bylaw of the Corporation. The Executive Committee shall keep regular minutes of its proceedings and all actions of the Executive Committee shall be reported promptly to the Board. Such actions shall be subject to review by the Board, provided that no rights of third parties shall be affected by such review. Any member of the Executive Committee may be removed, for or without cause, by vote of a majority of the number of directors constituting the entire Board of Directors.

Section 10.  Other Committees. The Board of Directors, by resolution adopted by a majority of the number of directors constituting the entire Board of Directors, may designate other committees, each committee to consist of one or more directors and to have and exercise such powers and authority as may be provided in such resolution (including the power and authority to designate other committees of the Board of Directors); provided, however, that no such committee shall have the power or authority in reference to the following matters:  (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporation Law of the State of Delaware to be submitted to stockholders for approval (other than recommending the election or removal of directors) or (ii) adopting, amending, or repealing any Bylaw of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee to replace any absent or disqualified member of the committee.  In the absence or disqualification of a member of a committee, the member or members present at any meeting of such committee and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of such absent or disqualified director.  Each such committee shall keep regular minutes of its proceedings and make reports to the Board of Directors when and as required by the Board.

 (a)           Except as otherwise determined by the Board of Directors or provided by these Bylaws, each committee shall adopt its own rules governing the time, place, and method of holding its meetings and the conduct of its proceedings and shall meet as provided by such rules or by resolution of the Board of Directors.  Unless otherwise provided by these Bylaws or any such rules or resolutions, notice of the time and place of each meeting of a committee shall be given to each member of such committee as provided in Section 7 of this Article III with respect to notices of meetings of the Board of Directors.

(b)           Any member of any committee may be removed from such committee either with or without cause, at any time, by the Board of Directors at any meeting thereof.  Any vacancy in any committee may be filled by the Board of Directors in the manner prescribed by the Certificate of Incorporation or these Bylaws for the original appointment of the members of such committee.

Section 11.  Compensation of Directors. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors or of any committee of the Board of Directors and may be paid a fixed sum for attendance at each such meeting, or may be paid stated salaries as directors, or both; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 12.  Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee designated by the Board of Directors, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee, provided however, that such electronic transmission or transmissions must either set forth or be submitted with information from which it can be determined that the electronic transmission or transmissions were authorized by the director.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 13.  Meetings by Conference Call, Etc. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 14.  Reliance Upon Books. Directors and members of any committee designated by the Board of Directors shall, in the performance of their duties, be fully protected in relying in good faith upon the books of accounts or reports made to the Corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the Corporation.

Section 15.  Organization.  Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his or her absence by the Vice Chairman of the Board, if any, or in his or her absence by a presiding person chosen at the meeting.  The Secretary shall act as secretary of the meeting, but in his or her absence the presiding person at the meeting may appoint any person to act as secretary of the meeting.

ARTICLE IV
NOTICES

Section 1.  Form of Notice. Whenever under the provisions of the Certificate of Incorporation, these Bylaws or by statute, notice is required to be given to any director or stockholder, and no provision is made as to how such notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given in writing and personally delivered or sent by mail, postage prepaid, or courier service (including, without limitation, FedEx), addressed to such director or stockholder at such address as appears on the books of the Corporation, and any such notice required or permitted to be given by mail shall be deemed to be given at the time when the same be thus deposited in the United States mail or courier service as aforesaid; such notice may also be given by telegram, facsimile transmission (directed to the facsimile transmission number at which the director or stockholder has consented to receive notice), electronic mail (directed to the electronic mail address at which the director or stockholder has consented to receive notice), or other form of electronic transmission pursuant to which the director or stockholder has consented to receive notice, in which case it shall be so addressed as to be received by such director or stockholder at the address of such director or stockholder as it appears on the books of the Corporation or at a regular place of such director's or stockholder's business.

Section 2.  Waiver. Whenever any notice is required to be given to any director or stockholder of the Corporation under the provisions of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing or by electronic transmission signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the attendance is for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. If waiver of notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the director or stockholder.

ARTICLE V
OFFICERS

Section 1.  In General. The officers of the Corporation shall be elected by the Board of Directors and shall be a Chairman of the Board, a Vice Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors may also elect additional officers, including but not limited to one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers, and a Controller. Two or more offices may be held by the same person, except that the office of President and Secretary shall not be held by the same person.

Section 2.  Election, Salaries, Removal, and Resignation. (a)  The Board of Directors shall elect officers at its first meeting after each annual meeting of the stockholders and from time to time as necessary or convenient.  Except for the Chairman of the Board and the Vice Chairman of the Board, none of the officers of the Corporation needs to be a director of the Corporation.

(b)           The salaries of all officers shall be fixed by the Board of Directors from time to time.  No officer shall be prevented from receiving such salary by reason of the fact that he or she also is a director of the Corporation

(c)           Each officer shall hold office until his or her successor is elected and qualified. Any officer may be removed, for or without cause, at any time by vote of the Board of Directors. Election or appointment of an officer or agent of the Corporation shall not of itself create contract rights.

(d)           Any officer of the Corporation may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or to the Chairman of the Board; provided, however, that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the officer.  Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.  Chairman and Vice Chairman.  (a)  The Chairman of the Board of Directors shall preside at all meetings of the stockholders and the Board of Directors. The Chairman of the Board may be designated by the Board of Directors as the Chief Executive Officer of the Corporation, in which event he or she shall have, subject to the supervision, direction, and control of the Board of Directors, the general and active powers and duties of supervision, direction, and management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.  Without limitation, the Chairman of the Board shall have the powers and duties customarily and usually associated with the office of the Chairman of the Board, and may sign certificates for shares, deeds, mortgages, bonds, contracts and other instruments on behalf of the Corporation, except as otherwise required by law or where the signing thereof is expressly delegated by the Board of Directors or these Bylaws to some other officer or agent.

 (b)           The Vice Chairman of the Board shall have the powers and duties customarily and usually associated with the office of the Vice Chairman of the Board.  In the case of absence or disability of the Chairman of the Board, the Vice Chairman of the Board shall perform the duties and exercise the powers of the Chairman of the Board.

Section 4.  President. The President may be designated by the Board of Directors as the Chief Executive Officer of the Corporation, in which event he or she shall have, subject to the supervision, direction, and control of the Board of Directors, the general and active powers and duties of supervision, direction, and management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. If the President is not so designated as the Chief Executive Officer, he or she shall be the Chief Operating Officer of the Corporation. The President shall have the powers and duties customarily and usually associated with the office of chief executive officer or chief operating officer, as the case may be, including without limitation, all powers necessary to direct and control the organizational and reporting relationships within the Corporation, and may sign certificates for shares, deeds, mortgages, bonds, contracts and other instruments on behalf of the Corporation, except as otherwise required by law or where the signing thereof is expressly delegated by the Board of Directors or these Bylaws to some other officer or agent. The President shall, in the absence or disability of the Chairman of the Board and Vice Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board, except as otherwise expressly provided in these Bylaws.

Section 5.  Vice Presidents. If there be an Executive Vice President, he or she shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. If the President is designated as the Chief Executive Officer of the Corporation pursuant to these Bylaws, the Executive Vice President shall be the Chief Operating Officer of the Corporation. In the absence or disability of the President and the Executive Vice President, the Senior Vice Presidents in the order of their seniority shall perform the duties and exercise the powers of the President. All Vice Presidents of the Corporation shall generally assist the President and the Chairman of the Board and shall perform such other duties as the President or the Chairman of the Board or the Board of Directors may prescribe.  The Board of Directors may delegate to the President the power to appoint one or more employees of the Corporation as divisional or departmental vice presidents and to fix the duties of such appointees; provided, however, no such divisional or departmental vice president shall be considered to be an officer of the Corporation, the officers of the Corporation being limited to those officers elected by the Board of Directors in accordance with this Article V.

Section 6.  Secretary. The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the Executive Committee and any other committees of the Board when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall have all such further powers and duties as are customarily and usually associated with the position of Secretary or as may be prescribed by the Board of Directors, the Chairman of the Board, or the President. He or she shall keep in safe custody the seal of the Corporation.

Section 7.  Assistant Secretaries. Each Assistant Secretary shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board of Directors, the Chairman of the Board, the President, or the Secretary.  Any Assistant Secretary shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, or the President.

Section 8.  Treasurer. The Treasurer shall have the custody of all corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements of the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board or whenever they may require it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.  The Treasurer shall have all such further powers and duties as are customarily and usually associated with the position of Treasurer or as may be prescribed by the Board of Directors, the Chairman of the Board, or the President.

Section 9.  Assistant Treasurers. Each Assistant Treasurer shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board of Directors, the President, or the Treasurer.  Any Assistant Treasurer shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as may be prescribed by the Board of Directors or the President.

ARTICLE VI
CERTIFICATES REPRESENTING SHARES

Section 1.  Form of Certificates. The Corporation shall deliver certificates representing all shares to which stockholders are entitled, unless the Certificate of Incorporation otherwise provides or unless the Board of Directors provides by resolution or resolutions that some or all of the shares of any class or classes, or series thereof, of the Corporation’s capital stock shall be uncertificated.  Every holder of capital stock of the Corporation represented by certificates shall be entitled to a certificate representing such shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors and shall be numbered consecutively and entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof the holder's name, the number of and class of shares, and the par value of the shares or a statement that the shares are without par value. Each certificate shall be signed by the Chairman of the Board, or Vice Chairman of the Board, or President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, and may be sealed with the seal of the Corporation or a facsimile thereof if the Corporation shall then have a seal. If any certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the Corporation or an employee of the Corporation, the signatures of the Corporation's officers may be facsimiles. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed on such certificate, shall cease to be such officer, transfer agent or registrar, whether because of death, resignation or otherwise, before such certificate has been delivered by the Corporation or its agents, such certificate may nevertheless be issued and delivered with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 2.  Lost, Stolen or Destroyed Certificates. The Board of Directors may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of the lost, stolen or destroyed certificate, or his or her legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such form, in such sum, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 3.  Transfer of Shares. Shares of stock of the Corporation shall be transferrable in the manner prescribed by law and in these Bylaws. Shares of stock shall be transferable only on the books of the Corporation by the holder thereof in person or by his or her duly authorized attorney and, upon surrender to the Corporation or to the transfer agent of the Corporation of a certificate (if any) representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer; provided, however, that such succession, assignment, or transfer is not prohibited by the Certificate of Incorporation, these Bylaws, applicable law, or contract, and thereupon it shall be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate (if requested) to the person entitled thereto, cancel the old certificate (if any) and record the transaction upon its books.

Section 4.  Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VII
GENERAL PROVISIONS

Section 1.  Dividends. Dividends upon the outstanding shares of the Corporation may be declared by the Board of Directors at any regular or special meeting, subject to the provisions of law and of the Certificate of Incorporation. Dividends may be declared and paid in cash, in property, or in shares of the Corporation, provided that all such declarations and payments of dividends shall be in strict compliance with all applicable laws and the Certificate of Incorporation. The Board of Directors may fix in advance a record date for the purposes of determining stockholders entitled to receive payment of any dividend, such record date to be not earlier than the date upon which the resolution fixing such record date is adopted the nor more than 60 days prior to the payment date of such dividend, or the Board of Directors may close the stock ledger for such purpose for a period of not more than 60 days prior to the payment date of such dividend. If the stock transfer books are not closed and no record date is fixed by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring such dividend shall be the record date.

Section 2.  Fiscal Year. The fiscal year of the Corporation shall be the twelve-month period ending on the last Wednesday in August of each year unless otherwise fixed by resolution of the Board of Directors.

Section 3.  Seal. The Corporation shall have a seal and said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced. Any officer of the Corporation shall have authority to affix the seal to any document requiring it.

Section 4.  Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contracts or execute and deliver any instruments in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 5.  Loans. No loans shall be contracted on behalf of the Corporation, and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 6.   Books and Records.  (a) Any books or records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method; provided, however, that the books and records so kept can be converted into clearly legible paper form within a reasonable time.  The Corporation shall so convert any books or records so kept upon the request of any person entitled to inspect such records pursuant to the Certificate of Incorporation, these Bylaws, or the provisions of the General Corporation Law of the State of Delaware.

Section 7.   Voting Shares in Other Business Entities.  The President or any other officer of the Corporation designated by the Board of Directors may vote any and all shares of stock or other equity interest held by the Corporation in any other corporation or other business entity, and may exercise on behalf of the Corporation any and all rights and powers incident to the ownership of such stock or other equity interest.

Section 8.   Electronic Transmission.  For purposes of these Bylaws, the term “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 9.  Entire Board of Directors. For purposes of these Bylaws, the term "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies.

Section 10.  When Bylaws Silent. It is expressly recognized that when these Bylaws are silent as to the manner of performing any corporate function, the provisions of Delaware law shall control.

ARTICLE VIII
INDEMNIFICATION

Section 1.  Indemnification in Actions, Suits or Proceedings Other Than Those by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) (hereinafter, a “Proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation, or while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (collectively, “Another Enterprise”), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such Proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 2.  Indemnification in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer, of the Corporation, or while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of Another Enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3.  Authorization of Indemnification. Any indemnification under this Article VIll (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith, without the necessity of authorization in the specific case.

Section 4.  Good Faith Defined. For purposes of any determination under Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his or her conduct was unlawful, if his or her action is based on the records or books of account of the Corporation or Another Enterprise, or on information supplied to him or her by the officers of the Corporation or Another Enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or Another Enterprise or on information or records given or report made to the Corporation or Another Enterprise be an independent certified public accountant or be an appraiser or other expert selected with reasonable care by the corporation or Another Enterprise.  The provision of this Section 4 of this Article Vlll shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be.

Section 5.  Claims; Indemnification by a Court. (a)        If (X) a claim under Section 1 of this Article VIII with respect to any right to indemnification is not paid in full by the Corporation within sixty days after a written demand has been received by the Corporation or (Y) a claim under Section 6(a) of this Article VIII with respect to any right to the advancement of expenses is not paid in full by the Corporation within twenty days after a written demand has been received by the Corporation, then the person seeking to enforce a right to indemnification or to an advancement of expenses, as the case may be, may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.

 (b)           If successful in whole or in part in any suit brought pursuant to Section 5(a) of this Article VIII, or in a suit brought by the Corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), the person seeking to enforce a right to indemnification or an advancement of expenses hereunder or the person from whom the Corporation sought to recover an advancement of expenses, as the case may be, shall be entitled to be paid by the Corporation the reasonable expenses (including attorneys’ fees) of prosecuting or defending such suit.

(c)           In any suit brought by a person seeking to enforce a right to indemnification hereunder (but not a suit brought by a person seeking to enforce a right to an advancement of expenses hereunder), it shall be a defense that the person seeking to enforce a right to indemnification has not met any applicable standard for indemnification under applicable law.  With respect to any suit brought by a person seeking to enforce a right to indemnification or right to advancement of expenses hereunder or any suit brought by the Corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), neither (i) the failure of the Corporation to have made a determination prior to commencement of such suit that indemnification of such person is proper in the circumstances because such person has met the applicable standards of conduct under applicable law, nor (ii) an actual determination by the Corporation that such person has not met such applicable standards of conduct, shall create a presumption that such person has not met the applicable standards of conduct or, in a case brought by such person seeking to enforce a right to indemnification, be a defense to such suit.

(d)           In any suit brought by a person seeking to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), the burden shall be on the Corporation to prove that the person seeking to enforce a right to indemnification or to an advancement of expenses or the person from whom the Corporation seeks to recover an advancement of expenses is not entitled to be indemnified, or to such an advancement of expenses, under this Article VIII or otherwise.

Section 6.  Expenses Payable in Advance. Subject to Section 11 of this Article VIII, expenses (including attorneys’ fees) incurred by a director or officer in defending or investigating a threatened or pending Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding (hereinafter an “advancement of expenses”) upon receipt of any undertaking by or on behalf of such director or officer to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that he or she is not entitled to be indemnified by the Corporation for such expenses as authorized in this Article VIII or otherwise.

Section 7.  Nonexclusively of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which any person may be entitled under any Bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be such director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person. The provisions of this Article Vlll shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or Section 2 of this Article Vlll but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

Section 8.  Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of Another Enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify him or her against such liability under the provisions of this Article VIII or otherwise.

Section 9.  Certain Definitions. For purposes of this Article VIII,

(a)           references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article Vlll with respect to the resulting or surviving corporation as such indemnification relates to his or her acts while serving in any of the foregoing capacities, of such constituent corporation, as he or she would have with respect to such constituent corporation if its separate existence had continued;

(b)           references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan;

(c)           references to "serving at the request of the Corporation" shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect, to an employee benefit plan, its participants or beneficiaries;

(d)           a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VIII; and

(e)           references to a director of Another Enterprise shall include, in the case of any entity that is not managed by a board of directors, such other position, such as manager or trustee or member of the governing body of such entity, that entails responsibility for the management and direction of such entity’s affairs, including, without limitation, general partner of any partnership (general or limited) and manager or managing member of any limited liability company.

Section 10.  Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article Vlll shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. The rights to indemnification and to the advancement of expenses conferred in this Article VIII shall be contract rights.  Any amendment, repeal, or modification of, or adoption of any provision inconsistent with, this Article VIII (or any provision hereof) shall not adversely affect any right to indemnification or advancement of expenses granted to any person pursuant hereto with respect to any act or omission of such person occurring prior to the time of such amendment, repeal, modification, or adoption (regardless of whether the Proceeding relating to such acts or omissions is commenced before or after the time of such amendment, repeal, modification, or adoption).

Section 11.  Limitation on Indemnification.  Anything in Section 1, Section 2 or Section 6 of this Article VIII to the contrary notwithstanding, except as provided in Section 5(b) of this Article VIII, the Corporation shall not be required to indemnify or to advance expenses (including attorneys’ fees) to any person otherwise entitled to indemnification or advancement hereunder in connection with prosecuting any Proceeding (or part thereof) initiated by any person against the Corporation or in defending any counterclaim, cross-claim, affirmative defense, or like claim of the Corporation in any Proceeding (or part thereof) unless the initiation of such Proceeding (or part thereof) was authorized in advance by the Board of Directors of the Corporation.

Section 12.  Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article Vlll to directors and officers of the Corporation.

Section 13.  Severability.  If any provision or provisions of this Article VIII shall be held to be invalid, illegal, or unenforceable for any reason whatsoever: (1) the validity, legality, and enforceability of the remaining provisions of this Article VIII (including, without limitation, each portion of any paragraph or clause containing any such provision held to be invalid, illegal, or unenforceable, that is not itself held to be invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of any paragraph or clause containing any such provision held to be invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

ARTICLE IX
AMENDMENTS

Section 1.  Amendments. These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors at any regular meeting or at any special meeting called for that purpose.  These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by affirmative vote of stockholders holding a majority of outstanding stock entitled to vote at any regular meeting or at any special meeting called for that purpose.